AGREEMENT

This Agreement (this "Agreement"), dated as of November 26, 2012, is entered into by and between (A) Medient Studios, Inc a Nevada corporation (together with its successors, "Company") (“Party”), (B) the owners of all Membership Interests of Kumaran Holding, LLC., an Oklahoma limited liability Company (together with its successors, which owners are listed on the signature page hereto (“Membership Interest Owners”) (“Party”) (together “Parties”)..

The Parties hereto agree as follows:

1.

Purchase and Sale.

In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

(a)

Purchase.  Company agrees to purchase from Membership Interest Owners, and Membership Interest Owners agree to sell to Company on the Closing Date (as defined below), in accordance with Section  below, all Membership Interests of Kumaran Holding, LLC as listed opposite each Membership Interest Owners on the signature page hereto (collectively the “Membership Interests”) for a purchase price of  Thirteen Million Seventy Eight Thousand Dollars ($13,078,000).  This shall be paid in the form of Ten Million Shares (10,000,000) of Preferred Stock and Twenty Six Million Shares (26,000,000) shares (the "Shares") of Company's common stock (the " Stock"), having the terms and conditions set as set forth in the Company’s bylaws.

(b)

Closing.  The closing of the sale of the Membership Interests (the "Closing") shall occur on the date of the complete execution hereof, or on such other date as Membership Interest Owners and Company shall mutually agree (such date, the "Closing Date"), unless there shall be a Termination Event as defined in Section 6.  If Company fails to perform its obligations on the Closing Date (including delivery of all Stock on such date) for any reason other than Membership Interest Owners' failure to satisfy the relevant representation and covenant herein contained, then in addition to all remedies available to Membership Interest Owners at law or in equity, Membership Interest Owners may, at its sole discretion and at any time, elect to consummate the investment or not, in its sole discretion, on a later date specified in writing by Company to Membership Interest Owners.

(c)

Certain Defined Terms.  As used herein, the following terms shall be defined as follows:

(i)

"Acquiring Person" has the meaning set forth in the Certificate of Rights and Preferences;

(ii)

"Adjustment" has the meaning set forth in Section 3 hereof.

(iii)

"Business Day" means any day on which the Common Stock may be traded on the Principal Listing Exchange or, if not admitted for trading on any Market, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed;

(iv)

"Change of Control" has the meaning set forth in the Certificate of Rights and Preferences;

(v)

"Common Shares" means the shares of Common Stock of Company issued or issuable upon conversion or redemption;

(vi)

"Common Stock" has the meaning set forth in the Company’s bylaws;

(vii)

 “Escrow Agent” and “Escrow Agreement” shall have the meaning set forth in Section 3 hereof.

(viii)

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(ix)

"FINRA" means Financial Industry Regulatory Authority, Inc.

(x)

"Investment Securities" means all Common and Preferred Shares of the Company;

(xi)

"Market" means, with respect to a security, any National Securities Exchange or any other public securities exchange, market, quotation system or over-the-counter system on which such security is then traded or quoted;

(xii)

"Nasdaq CM" means the Nasdaq Capital Market;

(xiii)

"National Securities Exchange" means the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq CM, the New York Stock Exchange or NYSE Amex;

(xiv)

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind;

(xv)

“Preferred Shares” means the Shares of Preferred Stock of Company issued or issuable upon conversion or redemption.

(xvi)

“Preferred Stock” has the meaning set forth in the Certificate of Designation.

(xvii)

"Principal Listing Exchange" means the OTCQB, but if the OTCQB is not then the principal U.S. trading market for the Common Stock, then the principal U.S. national securities exchange (as defined in the Exchange Act) on which the Common Stock is then traded or quoted, which shall be a National Securities Exchange; and

2.

Closing Deliveries.

The Closing shall take place initially via facsimile on the Closing Date in the manner set forth below; provided, that, original certificates representing shares of Common Stock shall be delivered via Federal Express at Company's expense, to the address of the Escrow Agent instructed by Membership Interest Owners in writing, and a copy of the airbill evidencing that such documents have been sent shall be provided to Membership Interest Owners on the Closing Date.  At the Closing, the following deliveries shall be made:

(a)

Company Common Shares.  Company shall issue and deliver to the Escrow Agent a stock certificate representing Ten Million Preferred  (10,000,000) shares and Twenty Four Million Five Hundred Thousand (24,500,000) of Common Stock, duly executed and notarized by Company, and shall register such shares in the shareholder register of Company in the name of Membership Interest Owners or as instructed by Membership Interest Owners in writing;

(b)

Membership Interests.  All of the Membership Interest Owners shall deliver to Company a Membership Unit certificate representing all the Membership Units, duly endorsed if required, for transfer to Company, together with executed assignments separate from certificate, duly executed and notarized by each Membership Interest Owner,.

The deliveries specified in this Section  shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

3.

Escrow Agent/Adjustments.

(a)

(b)

The certificates representing the Common Stock  and Preferred Stock (“Certificates”) shall on Closing be deposited with the following escrow agent (“Escrow Agent”) pursuant to the Term of an escrow agreement (“Agreement”) as per the agreement dated August 24, 2012  between Manu Kumaran and Fairway Properties , Inc.

(c)

The Escrow Agreement shall provide that Escrow Agent shall hold (i) Certificates representing the Common Shares and Preferred Shares and shall release them when advised in writing as per the existing Escrow Agreement between Manu Kumaran and Fairway Properties, Inc.

4.

Representations and Warranties of Company.

Company hereby represents and warrants to Membership Interest Owners as of the date hereof and as of the Closing Date, as follows, subject to such disclosure, qualification or limitation set forth in the Company’s public filings:

(a)

Incorporation.  Company has been duly incorporated and validly exists in good standing under the laws of Nevada.

(b)

Authorization.  The execution, delivery and performance of this Agreement and the Certificate of Rights and Preferences (including the authorization, sale, issuance and delivery of the Investment Securities) have been duly authorized by all requisite corporate action and no further consent or authorization of Company and its respective Boards of Directors.

(c)

Execution and Delivery.  This Agreement has been duly executed and delivered by Company and, when this Agreement is duly authorized, executed and delivered by Membership Interest Owners, will be a valid and binding agreement enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The issuance of the Investment Securities is not and will not be subject to any preemptive right or rights of first refusal that have not been properly waived or complied with.

(d)

Corporate Power; Qualification.  Company has full corporate power and authority necessary to (i) own and operate its properties and assets, execute and deliver this Agreement, (ii) perform its obligations hereunder (including, but not limited to, the issuance of the Investment Securities) and (iii) carry on its business as presently conducted and as presently proposed to be conducted.  Company and its subsidiaries are duly qualified and are authorized to do business and are in good standing in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect with respect to (A) the business, properties, assets, operations, results of operations, revenues, prospects or condition, financial or otherwise, of Company and its subsidiaries taken as a whole, (B) the legality, validity or enforceability of the Agreement, the Registration Statement or a Prospectus, or (C) Company's ability to perform fully on a timely basis its obligations under the Agreement.

(e)

No Consents.  No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Company of this Agreement or the performance by Company of any of its obligations hereunder.

(f)

No Conflict.

(i)

Neither the execution and delivery by Company of this Agreement nor the performance by Company of any of its obligations hereunder:

(1)

violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any Person under (A) the articles of incorporation or by-laws or comparable organizational documents of Company or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Company or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which Company or any of its subsidiaries is a party, by which Company or any of its subsidiaries is bound, or to which any of the properties or assets of Company or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Company is a party, or (E) any rule or regulation of the Principal Listing Exchange applicable to Company or the transactions contemplated hereby or of FINRA; or

(2)

results in the creation or imposition of any lien, charge or encumbrance upon any Investment Securities or upon any of the current properties or assets of Company or any of its subsidiaries.

(ii)

There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the charter documents of Company or the laws of its jurisdiction of formation that is or would become applicable to Membership Interest Owners as a result of Membership Interest Owners and Company fulfilling their obligations or exercising their rights under this Agreement.

(g)

Valid Issuance.  When issued to Membership Interest Owners against payment therefor, each Investment Security:

(i)

will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

(ii)

will be free and clear of any security interests, liens, claims or other encumbrances; exclusive of the escrow agreement and

(iii)

will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Company.

(h)

Registration and Listing.  Company satisfies all continued listing criteria of the Principal Listing Exchange.  No present set of facts or circumstances will (with the passage of time or the giving of notice or both or neither) cause any of the Common Stock to be delisted from the Principal Listing Exchange.  All of the Common Shares will, when issued, be duly listed and admitted for trading on all of the Markets where shares of Common Stock are traded, including the Principal Listing Exchange.

(i)

Proceedings.  There is no pending or, to the best knowledge of Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Company or any of its affiliates that would affect the execution by Company of, or the performance by either Company of its obligations under, this Agreement.

(j)

Public Filings.  Since October 1, 2012, none of Company's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or under Section 13 or 15(d) of the Exchange Act (each an "SEC Filing"), including the financial statements and schedules of Company, as applicable, and results of operations and cash flow contained therein, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.  Since October 1, 2012, there has not been any pending or, to the best knowledge of Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Company, or any of their subsidiaries or affiliates except as disclosed in Company's SEC Filings on or before the date immediately prior to and excluding the date hereof, (ii) since the date of Company's most recent SEC Filing, there has not been, and Company are not aware of, any development or condition that is reasonably likely to result in, a Material Adverse Effect, and (iii) Company's SEC Filings made before and excluding the Closing Date fully disclose all material information concerning Company, and their subsidiaries (other than the existence and terms of this Agreement).

(k)

Exempt Offering.  The offer and sale of the Investment Securities to Membership Interest Owners pursuant to this Agreement will, subject to the accuracy of Membership Interest Owners’ representations and warranties contained in Section 5 hereof, be made in accordance with an exemption from the registration requirements of the Securities Act and any applicable state law.  Neither Company nor any agent on its behalf has solicited or will solicit any offers to buy or has offered to sell or will offer to sell all or any part of the Investment Securities or any other securities to any Person or Persons so as to bring the sale or issuance of the Investment Securities by Company within the registration provisions of the Securities Act.

(l)

Capitalization. The authorized capital stock of Company consists of Five Hundred Million (500,000,000) shares of Common Stock, and Fifty Million (50,000,000) shares of Preferred stock, $0.001 par value per share. Except as set forth above or as disclosed in writing in Schedule 4(l) attached hereto, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of Company are outstanding, no equity equivalents, interests in the ownership or earnings of Company or other similar rights are outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

(m)

Insolvency.  The sum of Company’s assets, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities.  Company has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted.  Company has not incurred debt, and does not intend to incur debt, beyond its ability to pay such debt as it matures.  For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.  With respect to any such contingent liabilities, such liabilities are computed at the amount, which, in light of all the facts and circumstances existing at the time, represents the amount, which can reasonably be expected to become an actual or matured liability.

(n)

Consideration.  As of the Closing Date, the consideration that Company is receiving from Membership Interest Owners is equivalent in value to the consideration Membership Interest Owners is receiving from Company pursuant to this Agreement.  As of the Closing Date, under the terms of this Agreement, Company is receiving fair consideration from Membership Interest Owners for the agreements, covenants, representations and warranties made by Company to Membership Interest Owners.

(o)

Placement Agent's Fees.  Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions, in each case payable to third parties retained by Company, relating to or arising out of the offering of the Investment Securities pursuant to this Agreement.  Company shall pay, and hold Membership Interest Owners harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the offering of the Investment Securities pursuant to this Agreement.

(p)

No Integrated Offering.  Neither Company nor any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Investment Securities to be integrated with prior offerings by Company for purposes of the Securities Act or the rules and regulations of FINRA or the Principal Listing Exchange.

(q)

Regulatory Permits.  Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business.  Company is not in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to it.

(r)

Foreign Corrupt Practices.  Neither Company or any of its subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(s)

Sarbanes-Oxley Act.  Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(t)

Transactions With Affiliates.  Except as disclosed in Company's and  SEC Filings, and other than the grant of stock options and restricted and non-restricted stock grants disclosed that are required to be publicly disclosed, none of the officers, directors or employees of Company is presently a party to any transaction with Company required to be disclosed pursuant to Regulation S-K Item 404, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, which such transaction would be required to be disclosed.

(u)

Title to and Sufficiency of Assets.  Company owns and has good title, or has a valid leasehold interest in or license to, each of the material assets that are necessary to carry on its business as presently conducted and as presently proposed to be conducted, free and clear of all liens (other than liens described in its SEC Filings).

(v)

Insurance.  Company shall purchase a Directors & Officers Policy within a commercially reasonable period of time.

(w)

Employee Relations.  Company is in material compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(x)

Intellectual Property Rights.  Except as disclosed in Company's SEC Filings:

(i)

Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, trade secrets and other intellectual property rights ("Intellectual Property Rights") currently used in its business as now conducted or necessary to conduct its business as now conducted or as proposed to be conducted in the future and all such Intellectual Property Rights are, to the knowledge of Company, valid, subsisting and enforceable.

(ii)

The operation of the business as currently conducted by Company does not infringe, violate or misappropriate the Intellectual Property Rights of any third party, or constitute an unfair competition or an unfair trade practice under any applicable law, except in each event, where individually or in the aggregate, such infringement, violations, misappropriations or unfair competition or trade practice could not reasonably be expected to result in a Material Adverse Effect on the finances or operations of Company, and Company has not received any written notice from any third party claiming any of the foregoing.

(iii)

There is no claim, action or proceeding pending or threatened in writing against Company regarding its Intellectual Property Rights or which would otherwise restrict or materially delay the development, testing, approval, use, distribution or sale of its products (including those under development).

(iv)

Company has used commercially reasonable efforts to defend and enforce its Intellectual Property Rights and to its knowledge, no third party is currently infringing, violating or misappropriating any of its Intellectual Property Rights.

(v)

Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, including third party confidential information and trade secrets provided to it under a duty of confidentiality or non-disclosure.  To Company's knowledge, none of Company's confidential information or trade secrets have been used, disclosed or publicized in any unauthorized manner.

(y)

Investment Company.  Company is not, and is not an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(z)

Tax Status.  Except as would not have a Material Adverse Effect, Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(aa)

Internal Accounting and Disclosure Controls.  Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 promulgated under the Exchange Act) that are effective in ensuring that information required to be disclosed by it in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by it in the reports that it files or submits under the Exchange Act is accumulated and communicated to its management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(bb)

Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by Company in its SEC Filings and is not so disclosed or that otherwise would have a Material Adverse Effect.

(cc)

Transfer Taxes.  All stock transfer or other taxes (other than income or similar taxes) that are required to be paid in connection with the offering of the Investment Securities will be, or will have been, fully paid or provided for by Company, and all laws imposing such taxes will be or will have been complied with.

(dd)

Manipulation of Price.  Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Company to facilitate the offering of Investment Securities pursuant to this Agreement or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases for the offering of Investment Securities pursuant to this Agreement.

(ee)

Anti-dilution Provisions. There are no anti-dilution provisions under Company’s Articles of Incorporation or any agreement to which Company is party or to which any assets of Company are subject.  No anti-dilution rights will become effective as a result of Membership Interest Owners and Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, as a result of Company's issuance of the Common Shares and/or Preferred Shares hereunder or other securities issued upon conversion, exchange, exercise or purchase.

5.

Representations and Warranties of Membership Interest Owners.

Membership Interest Owners hereby represents and warrants to Company on the date hereof and on the Closing Date:

(a)

Incorporation.  Kumaran Holding LLC has been duly incorporated and validly exists under the laws of Oklahoma.

(b)

Authorization, Execution and Delivery.  The execution, delivery and performance of this Agreement by Kumaran Holding, LLC and each Membership Interest Owner has been duly authorized by all requisite corporate action and no further consent or authorization of Kumaran Holding, LLC, its Board of Directors or its owners is required.  This Agreement has been duly executed and delivered by Kumaran Holding, LLC and each Membership Interest Owner and, when duly authorized, executed and delivered to Company, will be a valid and binding agreement enforceable against Kumaran Holding, LLC and each Membership Interest Owner in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(c)

No Endorsement.  Membership Interest Owners understand that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities.

(d)

No Distribution.  Each Membership Interest Owner is purchasing the Investment Securities for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom.

(e)

Registration Exemption.  Each Membership Interest Owner understands that the Investment Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying on the truth and accuracy of, and Membership Interest Owners' compliance with, the representations, warranties, agreements, acknowledgments and understandings of Membership Interest Owners set forth herein in order to determine the availability of such exemptions and the eligibility of Membership Interest Owners to acquire the Investment Securities.

(f)

Financial Statements.  The balance sheet of Kumaran Holding, LLC as of the date hereof and the Closing Date is true and correct in all respects, including all liabilities and debts (whether contingent or uncontingent) to which Kumaran Holding, LLC or its assets may be subject and fairly presents the assets and liabilities of Kumaran Holding, LLC.

(g)

Valid Issuance.  When transferred to Company against payment therefor, all Membership Interest Units:

(i)

will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

(ii)

will be free and clear of any security interests, liens, claims or other encumbrances; and

(h)

Contracts.  There shall be no contracts to which Kumaran Holding, LLC is a party or equivalent equitable or legal rights or obligation binding Kumaran Holding, LLC or its assets except as set forth on Schedule 6(j) attached hereto, including without limitation any employment, consulting or service contracts of any kind or nature.

(i)

Title to and Sufficiency of Assets.  Kumaran Holding, LLC owns and has good title, or has a valid leasehold interest in or license to, each of the material assets that are necessary to carry on its business as presently conducted and as presently proposed to be conducted, free and clear of all liens, claims or encumbrances, except as set forth in Schedule 5(i).

(j)

Intellectual Property Rights.

(i)

Kumaran Holding, LLC owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, trade secrets and other intellectual property rights ("Intellectual Property Rights") currently used in its business as now conducted or necessary to conduct its business as now conducted or as proposed to be conducted in the future and all such Intellectual Property Rights are, to the knowledge of Kumaran, Holding LLC, valid, subsisting and enforceable.

(ii)

The operation of the business as currently conducted by Kumaran Holding, LLC does not infringe, violate or misappropriate the Intellectual Property Rights of any third party, or constitute an unfair competition or an unfair trade practice under any applicable law, except in each event, where individually or in the aggregate, such infringement, violations, misappropriations or unfair competition or trade practice could not reasonably be expected to result in a Material Adverse Effect on the finances or operations of Kumaran Holding, LLC, and Kumaran Holding, LLC has not received any written notice from any third party claiming any of the foregoing.

(iii)

There is no claim, action or proceeding pending or threatened in writing against Kumaran Holding, LLC regarding its Intellectual Property Rights or which would otherwise restrict or materially delay the development, testing, approval, use, distribution or sale of its products (including those under development).

(iv)

Kumaran Holding, LLC has used commercially reasonable efforts to defend and enforce its Intellectual Property Rights and to its knowledge, no third party is currently infringing, violating or misappropriating any of its Intellectual Property Rights.

(v)

Kumaran Holding, LLC has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, including third party confidential information and trade secrets provided to it under a duty of confidentiality or non-disclosure.  To Kumaran Holding, LLC's knowledge, none of Kumaran Holding, LLC's confidential information or trade secrets have been used, disclosed or publicized in any unauthorized manner.

(k)

Tax Status.  Except as would not have a Material Adverse Effect, Kumaran Holding, LLC (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

6.

Termination.

(a)

Termination Events.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to December 31, 2012:

(i)

by mutual written consent of the Parties;

(ii)

by Membership Interest Owners, in the event of the Membership Interest Owners not providing a US GAAP certified Audit of Kumaran Holding, LLC

(iii)

by Membership Interest Owners, in the event of the Common and Preferred Shares being issued as per this agreement not being released from the Cutler Escrow

(iv)

by any Party if any governmental agency or body shall have issued an order, decree or ruling or taken any other action enjoining, restraining or otherwise prohibiting or hindering the transactions contemplated hereby.

(b)

Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 6(a) hereof, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party or, to the extent applicable, their respective officers, directors, fiduciaries or equity holders, except for any liability of any party for any breach of this Agreement prior to such termination and the provisions of Sections 11 and 12.

7.

Legend.

Subject to Section 5, Membership Interest Owners understand that the certificates or other instruments representing the Investment Securities shall bear a restrictive legend composed of exactly the following words (and a stop transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

The legend set forth above shall be removed and Company shall issue a certificate without such legend to any holder of Investment Securities if, unless otherwise required by state securities laws, such shares are or can be sold pursuant to an effective Registration Statement under the Securities Act, Rule 144 or another applicable exemption from registration.

8.

Fees and Expenses.

Each of Membership Interest Owners, on the one hand, and Company, on the other hand, agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.  Notwithstanding the foregoing, Company shall pay all fees and expenses associated with the Registration Statement and any Prospectus, including, without limitation, all fees and expenses associated with any SEC or FINRA filing, if applicable.

9.

Indemnification.

(a)

Indemnification of Membership Interest Owners.  Company hereby agrees to indemnify each of Membership Interest Owners and each of the agents and attorneys of any of the foregoing Persons (each a "Membership Interest Owners Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Membership Interest Owners Indemnified Party in investigating or defending any such proceeding or potential proceeding and regardless of whether the foregoing results from a third party claim or otherwise) (all of the foregoing, including associated costs and expenses being referred to herein as a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i)

any untrue or alleged untrue statement of a material fact in a SEC Filing by Company or any of its affiliates or any Person acting on its or their behalf or omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Company or any of its affiliates or any Person acting on its or their behalf;

(ii)

any of the representations or warranties made by Company herein being untrue or incorrect at the time such representation or warranty was made; and

(iii)

any breach or non-performance by Company of any of its covenants, agreements or obligations under, this Agreement and the Certificate of Rights and Preferences;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Membership Interest Owners in connection therewith.

(b)

Indemnification of Company.  Membership Interest Owners hereby jointly and severally agree to indemnify Company and each of its officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i)

any untrue or alleged untrue statement of a material fact included in an SEC filing by Company with the express written consent of any Stock Owner or any of his or her affiliates or any Person acting on his or  her behalf or omission or alleged omission to state any such material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Membership Interest Owners or any of their affiliates or any Person acting on its or their behalf;

(ii)

any of the representations or warranties made by Membership Interest Owners herein being untrue or incorrect at the time such representation or warranty was made; and

(iii)

any breach or non-performance by any Stock Owner of any of its covenants, agreements or obligations under this Agreement;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Company in connection therewith.

(c)

Conduct of Claims.

(i)

Whenever a claim for indemnification shall arise under this Section 9 as a result of a third party claim, the party seeking indemnification (the  "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail; provided, that the Indemnified Party shall not be foreclosed by any failure to provide timely notice of the existence of a third party claim to the Indemnifying Party except to the extent that the Indemnifying Party has been materially prejudiced as a direct result of such delay;

(ii)

Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party.  In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(iii)

No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 9 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

10.

Survival of the Representations, Warranties, etc.

The respective representations, warranties, and agreements made herein by or on behalf of the Parties hereto shall survive the Closing and the issuance of Common Shares pursuant to this Agreement and remain in full force and effect until the later of (i) the third (3rd) anniversary of such Closing or such issuance and (ii) the first (1st) anniversary of a Change of Control, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or Person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable hereunder or thereunder, and even if a party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the applicable Closing or issuance.

11.

Notices.

All communications hereunder shall be in writing and delivered as set forth below.

(a)

If sent to Membership Interest Owners, all communications will be deemed delivered: if delivered by hand, on the day received by Membership Interest Owners; if sent by reputable overnight courier, on the next Business Day; and if transmitted by facsimile to Membership Interest Owners, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):

4750 Vanalden Avenue

Tarzana, CA 91356

(Attention Manu Kumaran)

with a copy to (which copy shall not constitute notice):

Jody Walker

J.M. Walker & Associates. Attorneys At Law.

7841 South Garfield Way. Centennial, CO 80122.

Phone: 303-850-7637

(b)

If sent to Company, all communications will be deemed delivered: if delivered by hand, on the day received by Company; if sent by reputable overnight courier, on the next Business Day; if transmitted by facsimile to Company, on the date transmitted (provided such facsimile is later confirmed); and if transmitted by email to Company, on the date transmitted, in each case to the following address (unless otherwise notified in writing of a substitute address):

4750 Vanalden Avenue

Tarzana, CA 91356

(Attention Manu Kumaran)

All notices delivered by Membership Interest Owners pursuant to this Agreement shall be deemed effective automatically on the date of delivery.

12.

Miscellaneous.

(a)

Counterparts.  The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous photocopy or electronic reproduction by each party's respective attorneys.  Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

(b)

Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the Parties hereto, their respective successors and assigns and, with respect to Section 11 hereof, will inure to the benefit of their respective officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons, and no other Person will have any right or obligation hereunder.  Company may not assign this Agreement.  Notwithstanding anything to the contrary in this Agreement, any Stock Owner may assign, pledge, hypothecate or transfer any of the rights and associated obligations contemplated by this Agreement (including, but not limited to, the Investment Securities) in whole or in part, at its sole discretion (including, but not limited to, assignments, pledges, hypothecations and transfers in connection with financing, derivative or hedging transactions with respect to this Agreement and the Investment Securities), provided, that, any such assignment, pledge, hypothecation or transfer must comply with applicable federal and state securities laws.  No Person acquiring Common Stock or Preferred Shares from any Stock Owner pursuant to a public market purchase will thereby obtain any of the rights contained in this Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties hereto with respect to the subject matter hereof and thereof.  Except as provided in this Section 12(b), this Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.  Nothing in this Agreement shall prohibit any Stock Owner or any of his or her affiliates from engaging in any transaction in any stock index, portfolio or derivative of which Common or Preferred Stock is a component.

(c)

Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, and each of the Parties hereto hereby submits to the exclusive jurisdiction of any state or federal court in the Central District of Nevada and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding").  Each of the Parties hereto also agrees not to bring any Related Proceeding in any other court.  Each of the Parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

(d)

Construction.  Each Party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice.  Each Party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents.  Therefore, each Party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents.  The Parties intend that each representation, warranty, covenant and investment right contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(e)

Specific Enforcement.  The Parties stipulate that the remedies at law of the Parties hereto in the event of any default or threatened default by any Party in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.  In particular, the Parties acknowledge that the business of Company is unique and recognize and affirm that in the event Company breaches this Agreement, money damages would be inadequate and Membership Interest Owners would have no adequate remedy at law, so that Membership Interest Owners shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Company's obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

(f)

Remedies Cumulative.  Any and all remedies set forth in this Agreement:  (i) shall be in addition to any and all other remedies the Parties may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of the Parties may elect.  The exercise of any remedy by any Party shall not be deemed an election of remedies or preclude such Party from exercising any other remedies in the future. The prevailing Party in any Related Proceeding shall be entitled to recover his or its reasonable attorneys’ fees and costs (including experts’ and witness fees and costs) from the unsuccessful Party.

(g)

Obligations.  Each Party agrees that the Parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that another Party would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein. Amendments.  This Agreement may be amended, modified or supplemented in any and all respects, but only by a written instrument signed by the Parties expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

(h)

Further Assurances.  Each of the Parties will cooperate with the other and use its best efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and other third-parties necessary to consummate the transactions contemplated by this Agreement.

(i)

Interpretation.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles; (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require; (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" shall mean without limitation; (vii) the table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; (viii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (ix) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

(j)

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k)

Time of Essence.  Time shall be of the essence in this Agreement.

(l)

Currency.  All dollar ($) amounts set forth herein refer to United States dollars.  All payments hereunder and thereunder will be made in lawful currency of the United States of America.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

Medient Studios, Inc

By:

Name:  Manu Kumaran

Title:  Chief Executive Officer

MEMBERSHIP INTEREST OWNERS

By:

Name:

Number of Shares of Capital Stock:

MEMBERSHIP INTEREST OWNERS

By:

Name:

Number of Shares of Capital Stock: _______

MEMBERSHIP INTEREST OWNERS

By:

Name:

Number of Shares of Capital Stock: _______

MEMBERSHIP INTEREST OWNERS

By:

Name:

Number of Shares of Capital Stock: _______

SIGNATURE PAGE TO AGREEMENT

                                                                                                                                ANNEX A

CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

MEDIENT STUDIOS, INC.

MEDIENT STUDIOS, INC., a corporation organized and existing under the laws of the State of Nevada, hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company effective as of November 20 , 2012: pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Company, which authorizes the issuance of up to fifty million (50,000,000) shares of stock, par value $0.01 per share, and by the bylaws of the Company.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the Company's Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series A Convertible Preferred Stock, par value $0.01 per share, which shall consist of ten million (10,000,000) of the fifty million (50,000,000) shares of stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of each such class and series, and the qualifications, limitations and restrictions thereof as follows:

1.

Number.  The number of shares constituting the Series A Convertible Preferred Stock shall be ten million (10,000,000).  The Company's Board of Directors has the right to create additional classes or series of stock, and to prescribe the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such classes or series, and the qualifications, limitations and restrictions thereof.

2.

Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

"Articles" means the Articles of Incorporation of the Company, as amended.

"Board" means the Board of Directors of the Company.

"Business Day" has the meaning set forth in the Subscription Agreement.

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

"Certificate of Rights and Preferences" means this Certificate of Designations, Rights and Preferences of the Series A Preferred Stock.

"Common Stock" means the five hundred million (500,000,000) shares of the Company's authorized stock that is designated herein as Common Stock.  The holders of shares of Common Stock shall have the voting rights described in Section 5.  Shares of Common Stock shall be considered Junior Securities as defined herein.

"Company" means Medient Studios, Inc., a Nevada corporation.

"Conversion Closing" is defined in Section 6(A)(i).

"Conversion Closing Date" is defined in Section 6(A)(i).

"Conversion Notice" is defined in Section 6(A)(i).

"Conversion Price" means $1.00 per share subject to adjustment as set forth in this Certificate of Rights and Preferences and subject to adjustment for stock splits, recombinations, stock dividends, anti-dilution provisions, and the like.

"Conversion Stock Amount" is defined in Section 6(A)(ii).

"Daily Market Price" means, with respect to the Common Stock on any date, the amount per share of such Common Stock equal to (i) the daily volume-weighted average price on such date on the Principal Listing Exchange or, if such security has no Principal Listing Exchange, the market on which such security is then listed or, if no sale takes place on such date, the average of the closing bid and asked prices thereof on such date on the Principal Listing Exchange or, if such security has no Principal Listing Exchange, the market on which such security is then listed, in each case as reported by Bloomberg, L.P. (or by such other Person as Holder and the Company may agree), or (ii) if such Common Stock is not then listed or admitted to trading on a market, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of any month ending within sixty (60) calendar days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by Holders of a Majority of the Series A Preferred Stock and reasonably acceptable to the Company (whose fees and expenses shall be borne by Company), subject to adjustment for stock splits, recombinations, stock dividends and the like.

"Dividend Payment Date" is defined in Section 3(A).

"Dividend Period" is defined in Section 3(A).

"Dividend Rate" is defined in Section 3(A).

"Effective Election Notice" means an Election Notice following the 30th Business Day after its delivery to a Holder, which shall, after expiration of such thirty (30) Business Day period, supersede any prior Effective Election Notice.

"Election Notice" means the delivery by the Company to a Holder of a notice signifying its election to deliver cash or shares of Common Stock in the event of a dividend or conversion.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" means a holder of Series A Preferred Stock.

"Issue Date" means with respect to any shares of Series A Preferred Stock the original date of issuance of such shares of Series A Preferred Stock.

"Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Stock, including but not limited to Common Stock.

"Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

"Liquidation Preference" is defined in Section 4.

"Majority of the Series A Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of Series A Preferred Stock.

"Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with the Series A Preferred Stock.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Preferred Stock" means the Company's preferred stock authorized pursuant to the provisions of the Articles and Bylaws.

"Prevailing Market Price" means, with respect to the Common Stock on any reference date, the average of the Daily Market Prices of such Common Stock for the ten (10) Business Days ending on and including the third (3rd) Business Day before such reference date, but not greater than the average of the Daily Market Prices of such Common Stock for any three (3) consecutive or non-consecutive Trading Days (determined in Subscriber's sole discretion) of such ten (10) Business Day period and not greater than the Daily Market Price on the last day of such ten (10) Business Day period.

"Principal Listing Exchange" has shall be NASDAQ Capital Market.

"Qualified Public Company" means a corporation meeting all of the following criteria:  (i) the common stock of the corporation is registered under Section 12 of the Exchange Act

"Registered Common Stock" means Common Stock the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A Preferred Stock.  Company will not issue any Senior Securities without approval from the majority holders of the Series A Preferred Stock.   Such approval shall not be reasonably withheld.

"Series A Preferred Stock" means the Convertible Series A Preferred Stock of the Company or successor designated by the Board of Directors of the Company.  Company will not issue any additional Series A Preferred Stock without permission from the majority holders of the Series A Preferred Stock.  Such approval shall not be reasonably withheld.

"Stated Value" is an amount equal to One Dollar ($1) per share of Series A Preferred Stock plus (x) any accrued and unpaid dividends (as of the date of determination, which for purposes of Section 6(A) shall be any applicable Conversion Closing Date, whether or not declared and whether or not earnings are available in respect of such dividends and assuming solely for the purposes of this definition that such dividends are paid in cash in accordance with Section 6(A)(iii), and (y) any dividends declared on the Common Stock in an amount equal to the product of (A) the per-share dividend on Common Stock multiplied by (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock on the date such dividend is declared on the Common Stock.  In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value.  Any such securities shall be valued as follows: (i) if traded on a National Securities Exchange, the value shall be deemed to be the average of the closing prices of the securities on such National Securities Exchange over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded on another market, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active market, the value shall be the fair market value thereof, as determined in good faith by the Board over the thirty (30) Trading Days period ending three (3) calendar days prior to such declaration.

"Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3.

Dividends and Distributions.

Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends as declared from time to time by the Board of Directors for Holders as of a date selected by the Directors (“Dividend Payment Date”).

4.

Liquidation Preference.  In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A Preferred Stock held by the Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to Holders with respect to such Liquidation and (b) the amount the Holder would have received if the Holder had converted all outstanding shares of Series A Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding the date of such Liquidation (such greater amount being referred to herein as the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series A Preferred Stock) upon the Liquidation of the Company.  In case the assets of the Company available for payment to Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series A Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to Holders of the Series A Preferred Stock and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among Holders of the Series A Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation.  Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to Holders of record of the Series A Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5.

Voting Rights. The Holders shall have the following voting rights with respect to the Series A Preferred Stock:

(A)

Except as otherwise expressly provided herein or as required by law, the Holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(B)

Other than as provided herein or required by law, there shall be no series voting.

(C)

Each share of Series A Preferred Stock shall entitle the Holder thereof to the voting rights specified in Section 5(D), and no other voting rights except as required by law.

(D)

The Holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted for a vote to the holders of Common Stock as if they held twenty five  shares of Common Stock for each share of Series A Preferred Stock owned by shareholder, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.  Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each Holder could be converted) shall be disregarded.

(E)

Common Stock.  Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

6.

Conversion and Exchange.

(A)

Procedure for Conversion or Exchange.

(I)

General.  Shares of Series A Preferred Stock are convertible or exchangeable at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A.

The conversion or exchange of shares of Series A Preferred Stock may be effected by the delivery by the Holder to the Company of a duly executed written notice of conversion, substantially in form and substance as attached hereto (the "Conversion Notice"), by facsimile, mail or overnight courier delivery, to the Company's address specifying the number of shares of Series A Preferred Stock to be converted.

B.

The closing of a conversion or exchange (a "Conversion Closing") shall take place (a) on the later of (1) on the third (3rd) Business Day following and excluding the date the Conversion Notice is delivered and (2) such later date as the conditions set forth in Section 6(A)(ii) have been waived or satisfied or (b) any other date upon which the Holder and the Company mutually agree (a "Conversion Closing Date").

(II)

Conversion or Exchange for Stock.  If a Conversion Notice is duly given with respect to shares of Series A Preferred Stock, then such shares of Series A Preferred Stock shall be converted into that number of shares of Common Stock in the Company, at the option of the Holder, which herein may be trading on the Exchange at the Conversion Closing equal to (A) the aggregate Stated Value of such shares divided by (B) the Conversion Price (the "Conversion Stock Amount").  On the applicable Conversion Closing Date, the Holder shall surrender the certificate(s) representing the shares of Series A Preferred Stock to be converted to the Company at the address of the Company, and the Company, at its expense (including payment by it of any applicable issue taxes), shall cause to be issued in the name of and delivered to the Holder the Conversion Stock Amount of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Closing Date as the Holder may direct, at the election of the Holder, (i) via the Depository Trust Company's Deposit and Withdrawal at Custodian (or DWAC) system or (ii) if DWAC is unavailable, by delivery of one or more original certificates representing shares of Common Stock delivered via Federal Express to the address instructed by the Holder in writing, and a copy of the airbill evidencing that such documents have been sent.

(III)

Holder of record.  Each conversion of Series A Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered (except, that, for purposes of calculation of the Stated Value, dividends shall accrue until and including the Conversion Closing Date), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion as provided in Section 6(A)(ii) shall be deemed to have become the holder or holders of record thereof.  The foregoing notwithstanding, such conversion shall not be deemed effective if and as of the date that the Holder delivers written notice of withdrawal to the Company as set forth in Section 6(A)(ii) above.

(IV)

Partial conversion.  If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series A Preferred Stock which have not been converted via reputable overnight courier to such address specified by the Holder.

(B)

Reservation of Shares.  The Company shall at all times reserve for issuance such number of its shares of Common Stock, to be issued on full conversion of the Series A Preferred Stock.

(C)

Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred Stock.  If any such conversion would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or exchange shall be paid to the Holder in cash by the Company.  If more than one share of Series A Preferred Stock shall be surrendered for conversion or exchange at one time by or for the same Holder, the number of full shares of Common Stock as the case may be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

(D)

Adjustment for Stock Splits and Combinations.  If, at any time or from time to time, after the date that the first share of Series A Preferred Stock is issued (the “Original Issue Date”), the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred Stock, the Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased.  Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased.  Any adjustment under this section (E) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(E)

Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation.  If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than a Liquidation in accordance with Section 4 or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event such holder of Series A Preferred Stock shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof,  In any case, appropriate adjustment shall be made in the application of the provisions of this Section 6 which respect to the rights of the holders of Series A Preferred Stock after the capital reorganization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

7.

Status of Converted and Redeemed Shares; Limitations on Series A Preferred Stock.  The Company shall return to the status of unauthorized and undesignated shares of Preferred Stock each share of Series A Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine (subject to Section 5), provided, however, no share of Series A Preferred Stock which shall be converted, redeemed or otherwise acquired by the Company shall thereafter be reissued, sold or transferred by the Company as Series A Preferred Stock.

8.

Miscellaneous.  Notwithstanding anything herein to the contrary, all measurements and references related to share prices and share numbers herein shall be, in each instance, appropriately adjusted for stock splits, recombinations, stock dividends and the like.

IN WITNESS WHEREOF, this Certificate of Rights and Preferences has been signed on behalf of the Company by its Chief Executive Officer and attested to by its Secretary, all as of November __, 2012

MEDIENT STUDIOS, INC.

___________________________________

Name: Manu Kumaran

Title:   CEO

___________________________________

Name: Dayna Hester

Title:   Secretary

Schedule 5(i)

Name	Name
Derrick Lee	$600,000
A-Mark Entertainment	$1,200,000
Indion Finance	$600,000
Circle West	$2,000,000
PrimeFocus Broadcasting	$1,000,000
John Thomas	$382,000
Pankaj Rajani	$1,960,000
Tommee May	$180,000